Exhibit 10.7

GROUP PENSION PLAN FOR EMPLOYEES OF

ADAMS COUNTY NATIONAL BANK

03/03

PLAN HIGHLIGHTS

GA 4-35568

(8.0)

Plan Highlights briefly describes your plan. The rest of this booklet explains in greater detail how the plan works.

We started your retirement plan on November 1, 1974. Farmers National Bank of Newille started a retirement plan for their employees on October 15, 1960. These two plans were merged on January 1, 2002.

Your retirement plan:

•                  Gives you a dependable source of income when you retire.  Knowing how much you’ll receive from the plan makes planning for your retirement easier.

•                  Bases the ownership of your retirement benefit on your service.

•                  May provide a death benefit for your spouse or another person you name as beneficiary if you die before retirement.

•                  Is funded entirely by our contributions.

•                  Offers several different ways to receive your benefits.  You choose the right way for you.

About This Booklet

This booklet is the summary plan description. It explains how your plan currently works, when you qualify for benefits, and other information.

The plan is much more detailed and it governs your benefits.

Ask your plan administrator if you have questions. Part 8 of this booklet lists your plan administrator’s name and address.

TABLE OF CONTENTS

JOINING THE PLAN	PART 1

• When You Join
• Changes in Your Participation

YOUR EARNED BENEFIT	PART 2

• Figuring Your Earned Benefit
• Helpful Terms
• Who Provides Your Earned Benefit

RETIREMENT BENEFITS	PART 3

• At Normal Retirement Date
• At Early Retirement Date
• At Late Retirement Date
• Required Beginning Date
• Adjustments to Your Benefits

BENEFITS FOR INACTIVE PARTICIPANTS	PART 4

• Your Vested Benefit
• When Your Vested Benefit Starts
• Before Your Vesting Percentage Is 100%

DEATH BENEFITS BEFORE RETIREMENT	PART 5

• A Spouse’s Benefit
• Benefits Between Normal and Late Retirement

HOW THE PLAN PAYS BENEFITS	PART 6

• Forms to Choose
• Choosing at Retirement
• Choosing Pre-retirement Death Benefits
• Tax Considerations

IMPORTANT INFORMATION FOR YOU	PART 7

• Your Rights
• A Spouse’s Rights
• Qualified Domestic Relations Order (QDRO)
• The Plan Administrator
• Direct Rollovers
• Top-heavy Plans
• Assigning Your Benefits
• Your Social Security Benefits
• Claiming Benefits Under the Plan
• Changing the Plan
• Stopping the Plan
• Our Plan and the Pension Benefit Guaranty Corporation (PBGC)

FACTS ABOUT THE PLAN	PART 8

PART 1 JOINING THE PLAN

When You Join

You join the plan as an active participant on the January 1 or July 1 on or after you meet these requirements:

•                  You are an eligible employee.

•                  You have one year of entry service.

•                  You are age 20 1/2 or older.

However, if you were a participant under the Group Pension Plan for Employees of Farmers National Bank of Newville (the merged plan), you join the plan as an active participant on January 1, 2002.

Eligible employee means:

•                  You are each of the following:

Not represented by a bargaining unit which has bargained with us in good faith on the subject of retirement benefits.

Not a leased employee.

You earn a year of entry service at the end of a service period in which you have 1,000 or more hours of service.

Service periods are one-year long. Your first one starts on the date you are hired and ends on the day before your first anniversary date. Following ones begin on January 1 and end on December 31, beginning with the January 1 following the date you are hired.

An hour of service is each hour of paid working time. In addition, it includes up to 501 hours during any one period of paid non-working time, such as paid vacation.

Changes in Your Participation

You become an inactive participant on the date you:

•                  Are no longer an eligible employee.

•                  Have a break in service (see Part 2).

You stop being a participant on:

•                  The date you get a single sum payment in place of all other benefits.

•                  The date of your death.

•                  The date you stop working for us if your vesting percentage is zero (see Part 4).

You rejoin the plan as an active participant when you work another hour for us as an eligible employee.

PART 2 YOUR EARNED BENEFIT

As you work for us, you earn your retirement benefit. This earned benefit grows with your service and pay.

Figuring Your Earned Benefit

This formula is used to figure your earned benefit:

(1)          1.00% of your average monthly pay not over your Social Security base plus 1.3% of your average monthly pay over your Social Security base

Multiplied by

(2)          your benefit service but not more than 45 years

plus

(3)          your benefit under the merged plan (see Part 1) on the day before January 1, 2002, which was frozen as of April 30, 1993

If you were ever a participant in another plan of ours, your earned benefit may be increased if total service taken into account under all plans of ours will be more than 35 years. Ask the plan administrator if you want to know if the adjustment applies to you.

Helpful Terms

Average monthly pay is the average of your monthly pay for the 5 consecutive pay years out of the 10 latest pay years which give the highest average.

Pay years in which you stop working for us are excluded. Pay years in which you have not earned an hour of service are excluded.

If you were an employee of Farmers National Bank of Newville on December 31, 2001, your average monthly pay will exclude pay years before January 1, 2002.

Benefit service means the sum of your years of service. You have one year of service for each service period in which you have 1,000 or more hours of service. You have a partial year of service in the year you start working for us or the year you stop working for us if you have fewer than 1,000 hours of service. Your partial year of service is figured by dividing your hours of service for the period (rounded to the next 100 hours) by 1,000. However, for the two-month service period ending December 31, 1995, you have .20 of a year if you have 166 or more hours of service.

Service before January 1, 2002, is not counted if you were an employee of Farmers National Bank of Newville on December 31, 2001.

Hour of service means each hour of paid working time. In addition, we will count up to 501 hours during any one period of paid non-working time, such as paid vacation.

Monthly pay for any pay year is 1/12th of your total pay for such year.

Pay year means a one-year period ending on December 31 (October 31 before November 1, 1995).

Service period means a one-year period ending on October 31 before November 1, 1995; a two-month period beginning on November 1, 1995, and ending on December 31, 1995; and a one-year period ending on December 31 thereafter.

Social Security base means 1/12th of the average of the Social Security taxable wage bases that have applied for the 35-year period ending on the last day of the calendar year in which you reach Social Security retirement age. You reach Social Security retirement age on (i) your 65th birthday, if you were born before January 1, 1938; (ii) your 66th birthday, if you were born after December 31, 1937 and before January 1, 1955; and (iii) your 67th birthday, if you were born after December 31, 1954.

In calculating your Social Security base for any plan year, the taxable wage base in effect for the current and any later plan year is assumed to be the same as the taxable wage base in effect at the beginning of the plan year in which the calculation is being made.

Your Social Security base for any plan year before the 35-year period is the taxable wage base in effect at the beginning of that plan year. Your Social Security base for any plan year after the 35-year period is your Social Security base determined for the plan year in which the 35-year period ends.

The average varies based on your age. The younger you are, the higher the average. Ask your plan administrator if you want to know your current amount.

Who Provides Your Earned Benefit

Your earned benefit is provided entirely by our contributions to the plan.

The contributions are invested and accumulate to provide benefits under the plan. The plan funds are for the exclusive benefit of participants and their beneficiaries.

PART 3 RETIREMENT BENEFITS

Your plan is designed to provide a retirement income for you. The amount you receive each month when you retire is based on your earned benefit.

At Normal Retirement Date

Unless you choose otherwise, your retirement benefit begins on your normal retirement date if you have an earned benefit (see Part 2) and you stop working for us. Even if you continue to work for us, you may choose to begin your retirement benefit on your normal retirement date.

Normal retirement date means the first day of the month on or after the date you reach your normal retirement age.

Your normal retirement age is the earlier of:

•                  The older of (i) age 62, or (ii) your age on the date you have 30 years of vesting service (see Part 4).

•                  The older of (i) age 65, or (ii) your age on the date 5 years after the January 1 on or before the date you entered the plan.

At Early Retirement Date

If you choose to retire early, your earned benefit will be less than the amount you could have earned by working until normal retirement date.

You receive a percentage of your earned benefit because payments begin at a younger age and are expected to continue longer. The percentage is based on the number of years you retire early and is shown in the following table:

Approximate
Years You	Percentage of
Retire Early	Earned Benefit

1	93
2	86
3	80
4	73
5	66

6	63
7	60
8	56
9	53
10	50

The percentage is adjusted for parts of a year.

However, if you have 30 or more years of service, you may elect to retire at age 62 with no reduction in benefits. In addition, if you have 30 or more years of service and elect to retire before age 62, your earned benefit will be reduced based upon the years you retire early before age 62.

Early retirement date means the first day of any month you choose which is on or after the later of the date you stop working for us or the date you reach early retirement age.

Your early retirement age is your age on the later of:

•                  The date you reach age 55.

•                  The date you have 15 years of vesting service (see Part 4).

At Late Retirement Date

You may choose to start benefits on your late retirement date. When you retire late, your earned benefit as of your normal retirement date is increased by a percentage because payments begin at an older age and are expected to continue for a shorter time. The percentage is based on the number of years you retire late and is shown in the following table:

Percentage
Years You	Increase to Your
Retire Late	Earned Benefit

1	9
2	20
3	32
4	45
5	59

6	75
7	93
8	113
9	134
10	159

The percentage is adjusted for parts of a year. Your plan administrator can give you the percentages for other years.

Your income won’t be less than your earned benefit as of your late retirement date.

If you retire after age 70 1/2 your benefit will be increased to take into account the period between the April 1 following the calendar year in which you reach age 70 1/2 and the date your retirement benefits begin.

Late retirement date means, if you continue working for us after your normal retirement date, the first day of the month after the date you stop working for us.

You may choose to have your benefits start on the first day of any month after your normal retirement date and before you stop working. If you do, that date becomes your late retirement date.

It’s possible to have your benefits begin after your late retirement date. If you think you would like to delay your benefits, talk to the plan administrator before your late retirement date.

Required Beginning Date

Under the law you must begin receiving benefits by your required beginning date. Your required beginning date is the April 1 following the later of the calendar year in which you reach age 70 1/2 or stop working for us. However, if you are a 5% owner, your benefits must begin by the April 1 following the calendar year in which you reach age 70 1/2.

Adjustments to Your Benefits

The amount you receive will be adjusted if your retirement benefit is not paid under the normal form of income. Normal form of income means a form which pays you monthly income for life. If you die before monthly payments have been made for 5 years, your beneficiary gets the payments that are left.

Part 6 explains the other forms you may choose.

The law limits the amount of pay that may be used in any plan year to determine benefits. The 2002 limit is $200,000. This limit is subject to change each year for cost of living changes.

The law also limits the dollar amount of annual benefits that may be paid to you in any year to the lesser of 100% of your average pay for the highest three years or a dollar limit. These limits are based on a monthly income payable to you for life and no benefits payable after your death. Benefits under other forms will also be limited. The dollar amount is decreased if you retire before age 62 and increased if you retire after age 65. The dollar limit in 2002 is $160,000. This limit is subject to change each year for cost of living changes.

Ask your plan administrator if you want to know more about either of these limits.

PART 4 BENEFITS FOR INACTIVE PARTICIPANTS

Your Vested Benefit

Each year as you work for us, you earn a right to a benefit if you stop working for us before retirement. This benefit is called your vested benefit.

Your vested benefit is equal to:

(1)          your earned benefit

Multiplied by

(2)          your vesting percentage

If you become an inactive participant because you are no longer an eligible employee (see Part 1), but you are still working for us, your service after you become an inactive participant is used to figure your vesting percentage but not your earned benefit.

Your vesting percentage will be 100% if you are working for us:

•                  On or after the date you reach normal retirement age (see Part 3).

•                  On or after the date you reach early retirement age (see Part 3).

Before that date, the following schedule determines your vesting percentage:

Years of	Vesting
Vesting Service	Percentage

Less than 5	0
5 or more	100

Vesting service means the sum of your years of service. You have one year of service for each service period in which you have 1,000 or more hours of service. A service period is a one-year period ending on December 31 (October 31 before November 1, 1996). An hour of service is each hour of paid working time. In addition, it includes up to 501 hours during any one period of paid non-working time, such as paid vacation.

Your vesting service before a period of breaks in service is not counted if your vesting percentage is zero and your consecutive breaks in service equal or are more than the greater of 5 years (one year before November 1, 1985) or your earlier vesting service.

Break in service means you have 500 or fewer hours of service in a service period.

Federal law delays a break in service for your pregnancy, birth of your child, placement of a child with you by reason of your adoption of such child, or your caring for such child following such birth or placement.

When Your Vested Benefit Starts

If you become an inactive participant, you will start receiving your vested benefit on your retirement date. Part 3 explains when you may retire and how your vested benefit is adjusted if you retire early or late.

Your vested benefit is the amount you will receive under the normal form of income. Normal form of income means a form which pays you monthly income for life. If you die before monthly payments have been made for 5 years, your beneficiary gets the payments that are left.

Part 6 explains other forms of benefit you may choose when you retire and tax considerations. If the value of your vested benefit is not more than $5,000, it will be paid to you in a single sum when you stop working for us. There is no choice to make.

You need to tell us your current address when you wish payments to begin. Federal law may require you to have your spouse’s consent (see Part 7).

Before Your Vesting Percentage Is 100%

You forfeit (lose the right to) your earned benefit if you stop working for us when your vesting percentage is zero. We will restore this forfeited amount if you come back to work as an eligible employee (see Part 1) before the end of the first period of five consecutive one-year breaks in service beginning after you stop working for us.

PART 5 DEATH BENEFITS BEFORE RETIREMENT

The primary purpose of your plan is to provide income for you during your retirement years. However, if you die before you retire, a death benefit may be payable to your beneficiary or spouse.

A Spouse’s Benefits

A death benefit is paid to your spouse if these requirements are met:

•                  You die before retirement benefits start and before your normal retirement date.

•                  You were married for the full year before your death.

•                  Your vesting percentage is greater than zero (see Part 4).

The death benefit equals the survivor’s benefit under a 100% survivor form. The benefit is payable to your spouse as of the earliest date you could have retired on or after the date of your death. (This will be your normal retirement date if you had not met the service requirement for early retirement.) Your spouse may choose to begin benefits on a later date. Benefits must begin by the date you would have been age 70 1/2.

The amount of the benefit is based on your vested benefit when you die. If you are not working for us then, it is based on your vested benefit when you stopped working for us. If your spouse starts receiving this death benefit before or after what would have been your normal retirement date, your vested benefit is adjusted for early or late retirement as explained in Part 3. Your vested benefit is also adjusted for the 100% survivor form. This reduced amount is payable to your spouse monthly for life. (If, during the election period for retirement forms, you choose a survivor form with a different survivor percentage for your spouse, that percentage applies instead.)

If the value of the spouse’s death benefit is not more than $5,000, it will be paid to your spouse in a single sum in place of the monthly income.

Benefits Between Normal and Late Retirement

If you die after your normal retirement date and before retirement benefits begin, death benefits are paid in this way:

•                  If you are married for the full year before your death, death benefits are the same as if you had died before your normal retirement date.

•                  If you are not married for the full year before your death, a death benefit may be payable depending on the optional form of retirement payments you chose before your death.  If you chose a form with a death benefit, your beneficiary or survivor will receive that benefit as if you had retired on the date of your death.

Federal law limits how death benefits may be paid. Your plan administrator can tell you what forms you may choose. You should choose before your normal retirement date to be sure of the death benefit of your choice.

PART 6 HOW THE PLAN PAYS BENEFITS

You make an important choice when you decide how to receive your benefit. Things to consider include the money you will need every month, any death benefits you want to provide, and your tax situation.

You may choose to have your retirement benefit paid under any one of the optional forms available under the plan. Your plan administrator or tax advisor can help you make your choice.

If the value of your earned benefit is not more than $5,000, it will be paid to you in a single sum. There is no choice to be made.

The amount of the payments will depend on the amount of your earned benefit, your age, the age of your survivor and the optional form chosen.

Forms to Choose

The plan offers the following ways for you to receive your benefit:

•                  A monthly income to you for life.  No benefits are payable after your death.

•                  A monthly income to you for life.  If you die before the end of a certain number of years (you may choose 5, 10 or 15 years), payments continue to your beneficiary until that period ends.

•                  A monthly income to you for life.  You choose a percentage (50%, 66 2/3%, or 100%) of your monthly income to continue for the lifetime of a survivor you name.

Choosing at Retirement

You may choose any of the optional forms of benefit. Your choice must be made within 90 days of the date benefits begin. (Federal rules may limit the forms available to you.) You may change or cancel your choice at any time before benefits start. Part 7 explains your spouse’s rights.

If you don’t have a choice in effect or your spouse revokes consent, your retirement benefits are paid in this way:

•                  If you are married, retirement benefits are paid to you monthly for life.  After your death, your monthly income is paid to your spouse for as long as your spouse lives.

•                  If you are single, retirement benefits are paid to you monthly for life.  If you die before monthly payments have been made for 5 years, your beneficiary gets the payments that are left.

Choosing Pre-retirement Death Benefits

Your spouse may choose to have the spouse’s benefit described in Part 5 paid in another form. If the value of the spouse’s benefit is not more than $5,000, it will be paid to your spouse in a single sum. There is no choice to be made.

The optional forms of death benefit are any of the monthly income forms.

Any choice by your spouse or beneficiary must be made before benefits begin.

Tax Considerations

Benefits you receive are normally subject to income taxes. You may be able to postpone or reduce the taxes that would otherwise be due. In addition, benefits you receive before age 59 1/2 may be subject to a 10% penalty tax.

Each person’s tax situation differs. Your financial advisor can help you decide the best way for you to receive benefits.

PART 7 IMPORTANT INFORMATION FOR YOU

Your Rights

As a participant in the plan you have certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). As a plan participant, you are entitled to:

Receive Information About Your Plan and Benefits

•                  You can examine all plan documents, without charge, at your plan administrator’s office and at other specified locations, such as worksites.  This includes insurance contracts and a copy of the latest annual report (Form 5500 series) filed by the plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

•                  You can get copies of all plan documents and other plan information noted above upon written request to your plan administrator.  Your administrator may make a reasonable charge for the copies.

•                  You will get a summary of the plan’s annual financial report.

•                  You can get, once a year, a statement of your earned benefit and what part of this benefit you would get at normal retirement date (see Part 3) if you stop working under the plan now.  If you don’t have a right to a benefit, the statement will tell you how many more years you have to work to get a right to all or a part of a benefit.  If you don’t automatically get this statement, you can request it.  The plan must provide the statement free of charge.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for plan participants, ERISA defines the duties of the people who operate the plan. These people are called “fiduciaries,” from the Latin word meaning “trust” or “confidence”. Fiduciaries must perform their duties prudently and in the interest of plan participants and beneficiaries.

You can’t be fired or discriminated against to prevent you from obtaining a benefit or exercising your rights guaranteed under ERISA.

Enforce Your Rights

If all or a part of your claim to a benefit is denied or ignored, you have a right to know why this was done, to get copies of documents relating to the decision without a charge, and to appeal any denial, all within certain time schedules.

Under ERISA you can take certain steps to enforce the rights described above. For example, if you request a copy of plan documents or the latest annual report from the plan, you must get them within 30 days. However, if you haven’t received the materials after about 20 days, it might be a good idea to check with your plan administrator to see if there are problems in giving you the materials you requested. Then, if you haven’t received them within 30 days of your request, you can file suit in Federal court. The court can require your plan administrator to provide the materials and pay you up to $110 for each day of delay until you get the materials, unless they weren’t sent because of reasons beyond your plan administrator’s control. Or, if all or a part of your claim for benefits is denied or ignored, you may file suit in a state or Federal court or you can ask the U.S. Department of Labor for help. In addition, if you disagree with the plan’s decision or lack thereof concerning the qualified status of a domestic relations order, you may file suit in Federal court. If you think plan fiduciaries are misusing the plan’s money, or you feel you are being discriminated against for exercising your rights, you can get assistance from the U.S. Department of Labor or file suit in Federal court. Any time you sue, the court will decide who should pay court costs and legal fees. If you win, the court may order the person you’ve sued to pay these costs and fees. If you lose, you may have to pay these costs and fees.

Assistance With Your Questions

If you have any questions about the plan, contact your plan administrator. If you have any questions about this statement or about your rights under ERISA, or if you need help in getting documents from the plan administrator, contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington D.C. 20210. You may also get certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

A Spouse’s Rights

Other parts of this booklet refer to a spouse’s rights. Federal law gives these rights to a spouse for his or her protection.

Your spouse must consent to the start of benefits before the date you reach normal retirement age (see Part 3). No consent is needed if your benefits are to be paid to you monthly for life with 100% of your monthly income paid to your spouse after your death.

Your spouse must consent to any form of benefit which does not pay a monthly income to you for life with 100% of your monthly income paid to your spouse after your death. Your spouse has the right to limit consent to a specific optional form of benefit or to limit consent to a specific beneficiary for any form which pays a death benefit. Your spouse can waive one or both of these rights.

Your spouse’s consent may let you make future changes without his or her consent. If it does not, you will need a new consent to make a new choice. You do not need your spouse’s consent to cancel a choice.

Your spouse may revoke consent at any time before benefits begin. A spouse’s consent is not valid for a former or a future spouse of yours.

Qualified Domestic Relations Order (QDRO)

A domestic relations order is a judgement, decree, or order that provides child support, alimony payments, or marital property rights. A domestic relations order may give all or part of your plan benefits to an alternate payee if it is determined to be a qualified domestic relations order (QDRO). An alternate payee is your spouse, former spouse, child or dependent. In order to be a QDRO, the domestic relations order must include certain information and meet certain other requirements.

The plan administrator is required to set up detailed procedures for determining if a domestic relations order is a QDRO. You and the alternate payee may get a copy of these procedures, without charge, from the plan administrator.

The Plan Administrator

The plan administrator has the full power to decide what the plan provisions mean; to answer all questions about the plan, including those about eligibility and benefits; and to supervise the administration of the plan. The plan administrator’s decisions are final.

Direct Rollovers

Certain benefits which are payable to you may be paid directly to another retirement plan or IRA. Your plan administrator will give you more specific information about this option when it applies.

Top-heavy Plans

We test our plan once a year to see if it is top-heavy. It would be top-heavy if the present values of the earned benefits for key employees exceed 60% of the present values of the earned benefits for all employees. Certain distributions are counted as earned benefits.

In general a key employee is an officer or owner. Not all officers or owners are key employees. Factors taken into account are the number of officers or owners and their amount of pay or percentage of ownership.

For any year in which a plan is top-heavy, there are minimum requirements for benefits and vesting.

Your plan administrator can tell you if our plan is top-heavy and if the minimums or reduced limits apply.

Assigning Your Benefits

Benefits under the plan cannot be assigned, transferred, or pledged to someone else. The plan does make the following exceptions:

•                  Qualified domestic relations orders such as alimony payments or marital property rights to a spouse or former spouse.

•                  Any offset to your benefit per a judgement, order, decree, or settlement agreement because of a conviction of a crime against the plan or a violation of ERISA.

Your Social Security Benefits

Your benefits from this plan are in addition to your benefits from Social Security. You should make your application for Social Security (and Medicare) benefits 3 months before you wish Social Security payments to begin.

Claiming Benefits Under the Plan

Apply for benefits to your plan administrator. You’ll need to complete all necessary forms and supply needed information, such as the address where you will get your checks.

Your claim will be reviewed and a decision made within 90 days. In some cases the decision may be delayed for an additional 90 days. If so, you will be notified in writing.

If you make a claim and all or part of it is refused, you’ll be notified in writing. You’ll be told:

•                  why your claim was refused,

•                  the specific provisions of the plan governing the decision,

•                  what additional information is needed, if any, and

•                  what steps you should take to have your claim reviewed.

You have 60 days after you receive written notice your claim is refused to make a written appeal to your plan administrator. You or your representative may also review plan documents and submit issues and comments in writing.

A decision will be made on your appeal within 60 days. In some cases the decision may be delayed for an additional 60 days. If so, you will be notified in writing.

You will be notified in writing if your appeal is refused and given exact reasons for the decision.

Changing the Plan

The plan can be changed at any time. We will notify you of any changes that affect your benefits.

Benefits you have earned as of the date the plan is changed may not be reduced except as required by law. If the plan is changed, the plan administrator can tell you which benefits and forms of payment are preserved for you.

An earlier version of the plan may continue to apply in certain situations. For example, participants who stop working for us have their eligibility for benefits determined under the version in effect when they stopped working.

Stopping the Plan

We hope to continue the plan, but the plan can be terminated (stopped). If the plan is terminated, the plan assets will be used up on a priority basis to provide retirement income for plan participants.

Determining which benefits fall into which priority is very complex, but in general, it works like this. Benefits for plan participants who retire 3 years or more before termination will be given first priority. Then those who were eligible to retire at least 3 years before termination will receive benefits. Next those benefits of all other participants which were vested before termination of the plan and finally, those nonvested benefits which became vested on termination of the plan.

Where a benefit falls in the priorities also depends on:

•                  plan provisions in effect 5 years prior to the termination date,

•                  a percentage of any increase in benefits due to changes in the plan during the last 5 years,

•                  amounts guaranteed by the Pension Benefit Guaranty Corporation,

•                  limitations for plan participants who are classified as substantial owners, and

•                  dollar maximums on pensions, all as regulated by the Pension Benefit Guaranty Corporation.

Our Plan and the Pension Benefit Guaranty Corporation (PBGC)

Your pension benefits under this plan are insured by The Pension Benefit Guaranty Corporation (PBGC), a federal insurance agency. If the plan terminates (stops) without enough money to pay all benefits, the PBGC will step in to pay pension benefits. Most people receive all of the pension benefits they would have received under their plan, but some people may lose certain benefits.

The PBGC guarantee generally covers: (1) normal and early retirement benefits; (2) disability benefits if you become disabled before the plan terminates; and (3) certain benefits for your survivors.

The PBGC guarantee generally does not cover: (1) benefits greater than the maximum guaranteed amount set by the law for the year in which the plan terminates; (2) some or all of benefit increases and new benefits based on plan provisions that have been in place for fewer than 5 years at the time the plan terminates; (3) benefits that are not vested because you have not worked long enough for the company; (4) benefits for which you have not met all of the requirements at the time the plan terminates; (5) certain early retirement payments (such as supplemental benefits that stop when you become eligible for Social Security) that result in an early retirement monthly benefit greater than your monthly benefit at the plan’s normal retirement age; and (6) non-pension benefits, such as health insurance, life insurance, certain death benefits, vacation pay, and severance pay.

Even if certain of your benefits are not guaranteed, you still may receive some of those benefits from the PBGC depending on how much money your plan has and on how much the PBGC collects from employers.

For more information about the PBGC and the benefits it guarantees, ask your plan administrator. Or you may contact the PBGC’s Technical Assistance Division, 1200 K Street NW, Suite 930, Washington DC 20005-4026 or call (202) 326-4000 (not a toll-free number). TTY/TDD users may call the Federal relay services toll-free at 1-800-877-8339 and ask to be connected to 202-326-4000. Additional information about the PBGC’s pension insurance program is available through the PBGC’s website on the Internet at http://www.pbgc.gov.

PART 8 FACTS ABOUT THE PLAN

Plan Sponsor and Identification Number

Adams County National Bank

675 Old Harrisburg Road

Gettysburg, PA 17325-3400

EIN: 23-0581360

Plan Name and Plan Number

Group Pension Plan for Employees of Adams County National Bank

PN: 001

Type of Plan

Defined Benefit

Plan Administrator

Adams County National Bank

675 Old Harrisburg Road

Gettysburg, PA 17325-3400

Telephone: (717) 334-3161

Type of Administration

Trustee

Plan Year

January 1 through December 31

Before November 1, 1998, plan years ended on each October 31.

Funding Medium(s)

Principal Life Insurance Company

711 High St

Des Moines IA 50392-0001

Trustee(s) of the Plan

John W. Krichten, CFO

Adams County National Bank

675 Old Harrisburg Road

Gettysburg, PA 17325-3400

Delaware Charter Guarantee & Trust Company, a Delaware corporation conducting business under the trade name of TrustarSM Retirement Services

1013 Centre Road

Wilmington, DE 19805-1265

Agent for Legal Process of the Plan

President

Adams County National Bank

675 Old Harrisburg Road

Gettysburg, PA 17325-3400

Service of legal process may also be made on your plan administrator or a plan trustee.

Additional Information

Principal Life and Delaware Charter Guarantee & Trust Company are member companies of the Principal Financial Group.

SUMMARY OF MATERIAL MODIFICATIONS

(SMM #1 – 05/2006)

PLAN SPONSOR: ADAMS COUNTY NATIONAL BANK

EIN: 23-0581360

PN: 001

EFFECTIVE DATE: 03/22/2006

GA 4-35568

This summary tells you about changes made to GROUP PENSION PLAN FOR EMPLOYEES OF ADAMS COUNTY NATIONAL BANK. The change(s) may affect your benefits. This Summary of Material Modifications (SMM) is a supplement to your employee booklet.

Please read the summary to see how it affects you. Keep it with your employee booklet. If you have any questions, please contact the Plan Administrator named in your booklet.

PART 8 FACTS ABOUT THE PLAN

Trustee(s) of the Plan: John W. Krichten is removed as Trustee and replaced by the following persons:

Thomas A. Ritter

President & CEO

Adams County National Bank

675 Old Harrisburg Road

Gettysburg, PA 17325-3400

Sandra A. Deaner, PHR

1st Vice President & Human Resource Manager

Adams County National Bank

675 Old Harrisburg Road

Gettysburg, PA 17325-3400

SUMMARY OF MATERIAL MODIFICATIONS
(SMM #2 - 06/2006)

PLAN SPONSOR: ADAMS COUNTY NATIONAL BANK

EIN: 23-0581360

PN: 001

EFFECTIVE DATE: 06/07/2006

GA 4-35568

This summary tells you about changes made to GROUP PENSION PLAN FOR EMPLOYEES OF ADAMS COUNTY NATIONAL BANK. The change(s) may affect your benefits. This Summary of Material Modifications (SMM) is a supplement to your employee booklet.

Please read the summary to see how it affects you. Keep it with your employee booklet. If you have any questions, please contact the Plan Administrator named in your booklet.

Plan Sponsor: The following address change was made:

Adams County National Bank

P.O. Box 3129

Gettysburg, PA 17325-0129

Plan Administrator: The following changes were made to our address and telephone number:

Adams County National Bank

P.O. Box 3129

Gettysburg, PA 17325-0129

Telephone: (888) 334-2262

Trustee(s) of the Plan: The following are the current Trustees under the Plan:

Thomas A. Ritter

President & Chief Executive Officer

Adams County National Bank

P.O. Box 3129

Gettysburg, PA 17325-0129

Lynda L. Glass

Executive Vice President & Chief Operating Officer

Adams County National Bank

P.O. Box 3129

Gettysburg, PA 17325-0129

Sandra A. Deaner, PHR

First Vice President & Human Resource Manager

Adams County National Bank

P.O. Box 3129

Gettysburg, PA 17325-0129

Agent for Legal Process of the Plan: The following change was made:

President

Adams County National Bank

P.O. Box 3129

Gettysburg, PA 17325-0129

SUMMARY OF MATERIAL MODIFICATIONS
(SMM #3 - 03/2007)

PLAN SPONSOR: ADAMS COUNTY NATIONAL BANK

EIN: 23-0581360

PN: 001

EFFECTIVE DATE: 02/26/2007

GA 4-35568

This summary tells you about changes made to GROUP PENSION PLAN FOR EMPLOYEES OF ADAMS COUNTY NATIONAL BANK. The change(s) may affect your benefits. This Summary of Material Modifications (SMM) is a supplement to your employee booklet.

Please read the summary to see how it affects you. Keep it with your employee booklet. If you have any questions, please contact the Plan Administrator named in your booklet.

Trustee(s) of the Plan: The following are the current Trustees under the Plan:

Thomas A. Ritter

President & Chief Executive Officer

Adams County National Bank

P.O. Box 3129

Gettysburg, PA 17325-0129

Lynda L. Glass

Executive Vice President & Chief Operating Officer

Adams County National Bank

P.O. Box 3129

Gettysburg, PA 17325-0129

Sandra A. Deaner, SPHR

Senior Vice President & Human Resource Manager

Adams County National Bank

P.O. Box 3129

Gettysburg, PA 17325-0129

SUMMARY OF MATERIAL MODIFICATIONS
(SMM #4 - 09/2009)

PLAN SPONSOR: ADAMS COUNTY NATIONAL BANK

EIN: 23-0581360

PN: 001

EFFECTIVE DATE: 01/01/2010

GA 4-35568

This summary tells you about changes made to GROUP PENSION PLAN FOR EMPLOYEES OF ADAMS COUNTY NATIONAL BANK. The change(s) may affect your benefits. This Summary of Material Modifications (SMM) is a supplement to your employee booklet.

Please read the summary to see how it affects you. Keep it with your employee booklet, If you have any questions, please contact the Plan Administrator named in your booklet.

PART 2 YOUR EARNED BENEFIT

Figuring Your Earned Benefit

This formula is used to figure your earned benefit:

(1)          your earned benefit as of December 31, 2009

plus

(2)          .75% of your average monthly pay multiplied by your benefit service earned on and after January 1, 2010 but not more than 25 years